Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-15265 on Form N-1A of our reports dated February 23, 2006, relating to the financial statements and financial highlights of Merrill Lynch Index Funds, Inc., including Merrill Lynch S&P 500 Index Fund, Merrill Lynch Small Cap Index Fund, Merrill Lynch Aggregate Bond Index Fund, and Merrill Lynch International Index Fund appearing in the corresponding Annual Reports on Form N-CSR of Merrill Lynch Index Fund, Inc. for the year ended December 31, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey April 21, 2006